[LOGO]
                             279 East Morgan Street
                             Spencer, Indiana 47460
                                 (812) 829-2095

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held On October 14, 1997


     Notice is hereby given that the Annual Meeting of Shareholders of Home Financial Bancorp (the "Holding Company") will be held at the Canyon Inn, Sycamore Room, McCormicks Creek State Park, State Highway 46 (two miles east of Spencer), Spencer, Indiana, on Tuesday, October 14, 1997, at 3:00 p.m., Eastern Standard Time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of two directors of the Holding Company for terms expiring in 2000.

     2. Approval of Stock Option Plan. Approval and ratification of the Home Financial Bancorp Stock Option Plan (the "Option Plan").

     3. Ratification of Auditors. Approval and ratification of the appointment of Geo. S. Olive & Co., LLC as auditors for Home Financial Bancorp for the fiscal year ending June 30, 1998.

     4. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on August 22, 1997, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended June 30, 1997, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.



                                         By Order of the Board of Directors



                                         /s/ Kurt J. Meier
                                         Kurt J. Meier, President


Spencer, Indiana
September 11, 1997



IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             HOME FINANCIAL BANCORP
                             279 East Morgan Street
                             Spencer, Indiana 47460
                                 (812) 829-2095

                                 PROXY STATEMENT
                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                October 14, 1997

     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of Home Financial Bancorp (the "Holding Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Holding Company to be voted at the Annual Meeting of Shareholders to be held at 3:00 p.m., Eastern Standard Time, on October 14, 1997, at the Canyon Inn, Sycamore Room, McCormicks Creek State Park, State Highway 46, Spencer, Indiana, and at any adjournment of such meeting. The principal asset of the Holding Company consists of 100% of the issued and outstanding shares of common stock, $.01 par value per share, of Owen Community Bank, s.b. (the "Bank"). This Proxy Statement is expected to be mailed to the shareholders on or about September 11, 1997.

     The proxy solicited hereby, if properly signed and returned to the Holding Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Holding Company written notice thereof (Charles W. Chambers, 279 East Morgan Street, Spencer, Indiana 47460), (ii) submitting a duly executed proxy bearing a later date, or
(iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on August 22, 1997 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 469,526 shares of the Common Stock issued and outstanding, and the Holding Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The holders of over 50% of the outstanding shares of Common Stock as of the Voting Record Date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of August 22, 1997, by each person who is known by the Holding Company to own beneficially 5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

                                           Number of Shares of
Name and Address of                           Common Stock            Percent of
  Beneficial Owner                         Beneficially Owned          Class (5)
Chiplease, Inc.                                  50,592  (1)(2)          10.78%
   c/o Goldsher & Goldsher
   640 N. LaSalle Street
   Suite 300
   Chicago, Illinois  60610
William Lannan                                   32,000                   6.82%
   R.R. 4, Box 12
   Loogootee, Indiana  47533
Frank R. Stewart                                 44,846  (1) (3)          9.55%
   c/o Owen Community Bank, s.b.
   279 East Morgan Street
   Spencer, Indiana  47460
Community Trust & Investment                     40,474  (1)(4)           8.62%
   Company, Inc., Trustee
   105 N. Pete Ellis Drive
   Suite B
   P.O. Box 5996
   Bloomington, Indiana 47407

(1) The information in this chart is based on Schedule 13D or 13G Report(s) filed by the above-listed person(s) with the Securities and Exchange Commission (the "SEC") containing information concerning shares held by them. It does not reflect any changes in those shareholdings which may have occurred since the date of such filings.

(2) Includes 25,592 shares held by Chiplease, Inc. and 25,000 held by its secretary, Leon Greenblatt.

(3) Of these shares, 42,000 are owned jointly by Mr. Stewart and his wife, and 2,846 are held under the Owen Community Bank, s.b. Recognition and Retention Plan and Trust (the "RRP").

(4) These shares are held by the Trustee of the Owen Community Bank, s.b. Employee Stock Ownership Plan and Trust. The employees participating in that Plan are entitled to instruct the Trustee how to vote shares held in their accounts under the Plan. Unallocated shares held in a suspense account under the Plan are required under the Plan terms to be voted by the Trustee in the same proportion as allocated shares are voted. (5) Based upon 469,526 shares of Common Stock outstanding which does not include options for 35,800 shares of Common Stock to be granted to certain directors, officers and employees of the Holding Company and the Bank, subject to the approval of the Option Plan by the shareholders at the Annual Meeting.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors consists of seven members. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. The two nominees for election as a director this year are John T. Gillaspy and Robert W. Raper, each of whom currently serves as a director. Messrs. Gillaspy and Raper each have been nominated to serve for a three-year term ending in 2000.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth certain information regarding the nominees for the position of director of the Holding Company and each director continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. Unless otherwise indicated, each nominee has sole investment and/or voting power with respect to the shares shown as beneficially owned by him. Mr. Parrish is married to Mr. Wilson's sister. No other nominee for director is related to any other nominee for director or executive officer of the Holding Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Holding Company Common Stock beneficially owned by all directors and executive officers of the Holding Company as a group.

                                                                       Director        Common Stock
                                                                        of the         Beneficially
                                  Expiration of      Director of        Holding         Owned as of
                                     Term as          the Bank          Company         August 22,       Percentage
Name                                Director            Since            Since           1997 (1)         of Class
------------------------------------------------------------------------------------------------------------------
Director Nominees
-----------------
John T. Gillaspy                      1997              1986             1996             14,012(2)         2.98%
Robert W. Raper                       1997              1970             1996              6,012(2)         1.28%

Directors Continuing
in Office
Charles W. Chambers                   1998              1978             1996              1,512(2)         0.32%
Kurt J. Meier                         1999              1991             1996              3,846(3)         0.82%
Stephen Parrish                       1998              1982             1996              5,012(2)         1.07%
Frank R. Stewart                      1999              1963             1996             44,846(4)         9.55%
Tad Wilson                            1999              1978             1996             13,512(2)         2.88%
All directors and executive                                                               91,499(5)        19.49%
officers as a group (8 persons)

(1) Based upon information furnished by the respective director nominees. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares. Includes shares benefically owned by members of the immediate families of the director nominees residing in their homes.

(2) Of these shares, 1,012 are held under the RRP and the balance are held jointly by the director and his wife.

(3) Of these shares, 1,000 are owned jointly by Mr. Meier and his wife, and 2,846 are held under the RRP.

(4) Of these shares, 42,000 are owned jointly by Mr. Stewart and his wife, and 2,846 are held under the RRP.

(5)  Of these shares, 12,649 are held under the RRP.

     Presented below is certain information concerning the director nominees of the Holding Company:

         Charles W. Chambers (age 82), has served as a director of the Holding Company since its formation and of the Bank since 1978. Mr. Chambers formerly served as a staff appraiser for the Bank and has served as the Secretary of the Bank since 1990.

         John T. Gillaspy (age 69), has served as a director of the Holding Company since its formation and of the Bank since 1986. Mr. Gillaspy has also served as President until 1994 and Chief Executive Officer since 1994 of the Spencer Evening World, Inc., a newspaper based in Spencer, Indiana.

         Kurt J. Meier (age 47), has served as a director of the Holding Company since its formation and of the Bank since 1991. Mr. Meier has also served as President of the Bank since 1994. From 1990 to 1994, Mr. Meier served as Managing Officer of the Bank.

         Stephen Parrish (age 57), has served as a director of the Holding Company since its formation and of the Bank since 1982. Mr. Parrish has also served as a funeral director for the West-Parrish-Pedigo Funeral Home in Spencer, Indiana, for more than five years.

         Robert W. Raper (age 80), has served as a director of the Holding Company since its formation and of the Bank since 1970, with which he has served as Vice Chairman since 1994. Prior to 1994, Mr. Raper served as Vice President of the Bank.

         Frank R. Stewart (age 72), has served as Chairman of the Board of the Holding Company since its formation and of the Bank since 1963. Mr. Stewart served as President of the Bank from 1982 until 1994. Mr. Stewart has also served as President of BSF, Inc., a subsidiary of the Bank, since its formation in 1989. Mr. Stewart has extensive experience in real estate development and sales.

         Tad Wilson (age 62), has served as a director of the Holding Company since its formation and of the Bank since 1978. Mr. Wilson is also the co-owner of Metropolitan Printing Service, Inc., a printing company based in Bloomington, Indiana, and is the owner of various rental properties located in Bloomington, Indiana.

     THE DIRECTORS SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDERS MEETING. PLURALITY MEANS THAT INDIVIDUALS WHO RECEIVE THE LARGEST NUMBER OF VOTES CAST ARE ELECTED UP TO THE MAXIMUM NUMBER OF DIRECTORS TO BE CHOSEN AT THE MEETING. ABSTENTIONS, BROKER NON-VOTES, AND INSTRUCTIONS ON THE ACCOMPANYING PROXY TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES WILL RESULT IN THE RESPECTIVE NOMINEE RECEIVING FEWER VOTES. HOWEVER, THE NUMBER OF VOTES OTHERWISE RECEIVED BY THE NOMINEE WILL NOT BE REDUCED BY SUCH ACTION.

The Board of Directors and its Committees

     During the fiscal year ended June 30, 1997, the Board of Directors of the Holding Company acted by written consent three times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Holding Company held while he served as director and of meetings of committees which he served during that fiscal year. The Board of Directors of the Holding Company has a Stock Compensation Committee and Nominating Committee, among its other Board Committees. All committee members are appointed by the Board of Directors.

     The Stock Compensation Committee administers the RRP and the Option Plan which is being submitted to a vote of the shareholders at the Annual Meeting. The members of that Committee are Messrs. Gillaspy, Parrish and Wilson. It met three times during fiscal 1997.

     The Holding Company's Nominating Committee, consisting of Messrs. Gillaspy, Parrish and Wilson, nominated the slate of directors set forth in the Proxy Statement. Although the Board of Directors of the Holding Company will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose. Article III, Section 12 of the Holding Company's By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors but there are certain requirements that must be satisfied in order to do so. Among other things, written notice of a proposed nomination must be received by the Secretary of the Holding Company not less than 60 days prior to the Annual Meeting; provided, however, that in the event that less than 70 days' notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the Annual Meeting specified in the Holding Company's By-Laws if the Annual Meeting is held on such date), notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Management Remuneration and Related Transactions

     Remuneration of Named Executive Officer

     During the fiscal year ended June 30, 1997, no cash compensation was paid directly by the Holding Company to any of its executive officers. Each of such officers was compensated by the Bank.

     The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the Holding Company and its subsidiaries for the fiscal year ended June 30, 1997, of the person who served as chief executive officer of the Holding Company during the fiscal year ended June 30, 1997 (the "Named Executive Officer"). There were no other executive officers of the Holding Company who earned over $100,000 in salary and bonuses during that fiscal year.

                           Summary Compensation Table
                                                                               Long Term Compensation
                                                 Annual Compensation                   Awards
Name                                                    Other                                   All
and                                                                 Annual     Restricted   Securities      Other
Principal                   Fiscal                                  Compen-       Stock     Underlying     Compen-
Position                     Year      Salary ($)     Bonus ($)  sation($)(2) Awards($)(3)  Options(#)  sation($)(4)
--------------------------------------------------------------------------------------------------------------------
Kurt J. Meier                 1997     $51,220 (1)    $ ---           ---          $38,243      ---        $1,399
   President, Chief Executive 1996     $51,220 (1)    $ ---           ---             ---       ---        $1,399
   Officer and Treasurer      1995     $49,440 (1)    $5,600          ---             ---       ---        $1,357

(1) Includes fees received for service on the Bank's Board of Directors and amounts deferred by the Named Executive Officer pursuant to 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") under the Bank's Thrift Plan.

(2) Mr. Meier received certain perquisites, but the incremental cost of providing such perquisites did not exceed the lesser of $50,000 or 10% of his salary and bonus.

(3) The value of the restricted stock awards was determined by multiplying the fair market value of the Common Stock on the date the shares were awarded by the number of shares awarded. These shares vest over a five year period. As of June 30, 1997, the number and aggregate value of restricted stock holdings by Mr. Meier were 2,846 and $43,757, respectively. Dividends paid on the restricted shares are payable to the grantee as the shares are vested and are not included in the table.

(4) Consists of the Bank's contribution on behalf of the Named Executive Officer to the Thrift Plan.

     Stock Options

     No stock options were granted during fiscal 1997 or held as of June 30, 1997, by the Named Executive Officer. For information concerning grants of stock options made in fiscal 1998, including a grant of a stock option for 5,000 shares of the Common Stock to the Named Executive Officer, see "Proposal II--Stock Option Plan."

     Employment Contracts

         The Bank has entered into three-year employment contracts with each of Messrs. Meier and Rosenberger (together, the "Employees"). The contracts with the Employees, which became effective as of July 1, 1996, extend annually for an additional one-year term to maintain their three-year term if the Board of Directors of the Bank determines to so extend them, unless notice not to extend is properly given by either party to the contract. Each Employee receives an initial salary under the contract equal to his current salary subject to increases approved by the Board of Directors. The contracts also provide, among other things, for participation in other fringe benefits and benefit plans available to the Bank's employees. Each Employee may terminate his employment upon sixty days' written notice to the Bank. The Bank may discharge each Employee for cause (as defined in the contract) at any time or in certain specified events. If the Bank terminates an Employee's employment for other than cause or if the Employee terminates his own employment for cause (as defined in the contract), the Employee will receive his base compensation under the contract for an additional three years if the termination follows a change of control in the Holding Company (as defined below) or for the remaining term of the Agreement, if the termination does not follow a change of control. In addition, during such period, the Employee will continue to participate in the Bank's group insurance plans or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, each Employee will have the right to cause the Bank to purchase any stock options he holds for a price equal to the fair market value (as defined in the contact) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to the Employees by the Bank, are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause the Bank to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contracts to the Employees if the contracts were terminated either after a change of control of the Holding Company, without cause by the Bank, or for cause by the Employees, would be $141,960 for Mr. Meier and $130,260 for Mr. Rosenberger. For purposes of these employment contracts, a change of control of the Holding Company is generally an acquisition of control, as defined in regulations issued under the Change in Bank Control Act and the Bank Holding Company Act of 1956, as amended.

         The employment contracts provide the Bank protection of its confidential business information and protection from competition by each of the Employees should he voluntarily terminate his employment without cause or be terminated by the Bank for cause.

         The Bank also entered into a three-year employment contract with Mr. Stewart effective as of January 1, 1996. Mr. Stewart's employment agreement provides for the payment by the Bank to Mr. Stewart of an annual salary equal to $44,980, subject to increases as determined by the Board of Directors. In the event Mr. Stewart's employment is terminated by the Bank without cause, Mr. Stewart will continue to receive such compensation during the then-remaining term of the contract.

         The Bank is the owner and beneficiary of $100,000 in key man life insurance on the lives of Mr. Meier and Mr. Rosenberger.

         Compensation of Directors

         All directors of the Bank are entitled to receive monthly director fees for their services. Each of Mr. Gillaspy and Mr. Raper receive $650 per month, and Mr. Stewart receives $450 per month. All other directors of the Bank receive $350 per month.

         Directors of the Holding Company are not currently paid directors' fees. The Holding Company may, if it believes it is necessary to attract qualified directors or otherwise beneficial to the Holding Company, adopt a policy of paying directors' fees.

         Transactions With Certain Related Persons

         The Bank has followed a policy of offering to its directors and executive officers real estate mortgage loans secured by their principal residence and other loans. These loans are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features.

                        PROPOSAL II -- STOCK OPTION PLAN

     The Board of Directors of the Holding Company adopted the Home Financial Bancorp Stock Option Plan (the "Option Plan") on July 23, 1997. The essential features of the Option Plan are summarized below, but the Option Plan is set forth in full in Exhibit A to this Proxy Statement, and all statements made in this summary are qualified by reference to the full text of the Option Plan.

Purpose

     The purpose of the Option Plan is to provide to certain directors, officers and other key employees of the Holding Company and its subsidiaries (currently approximately nineteen persons) a favorable opportunity to acquire Common Stock of the Holding Company and thereby increase the incentive of such persons to work for the success of the Holding Company and its subsidiaries and better enabling such entities to attract or retain capable directors and executive personnel.

     The Option Plan provides for the grant of both incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions and that do not normally result in tax deductions to the Holding Company) and options that do not so qualify (non-qualified stock options).

Administration

     The Option Plan is administered, construed and interpreted by a committee consisting of at least two members of the Holding Company's Board of Directors. Currently, the Holding Company's Stock Compensation Committee administers the Option Plan. The Stock Compensation Committee selects the individuals to whom options or cash awards will be granted and determines the time of grant, the number of shares of stock to be covered by each option, the amount of any cash awards, the option price, the period within which the option may be exercised, whether the option is an incentive stock option or non-qualified stock option, and any other terms and conditions of the options or cash awards granted. Members of the Stock Compensation Committee must be nonemployee directors of the Holding Company. The current members of that Committee are set forth on page 4 of this Proxy Statement.

Reservation of Shares

     The Holding Company has reserved 50,592 shares of its Common Stock for issuance upon exercise of options to be granted under the Option Plan, and stock options for 35,800 of such shares have already been granted, subject to and effective as of the date the Holding Company's shareholders approve the Option Plan. Shares issued under the Option Plan may be authorized but unissued shares or treasury shares of the Holding Company. In the event of corporate changes affecting the Holding Company's Common Stock, such as reorganizations, recapitalizations, stock splits, stock dividends, mergers, consolidations, liquidations, and extraordinary distributions (consisting of cash, securities, or other assets), the Stock Compensation Committee may make appropriate adjustments in the number and kind of shares reserved under the Option Plan and in the option price under, and the number and kind of shares covered by, outstanding options granted under the Option Plan. Any shares subject to an option which expires or is terminated before exercise will again be available for issuance under the Option Plan.

     Options and cash awards may be granted to directors, officers (including officers who are members of the Board of Directors) and other key employees of the Holding Company and its subsidiaries who are materially responsible for the management or operation of the business of the Holding Company or its subsidiaries and have provided valuable services to the Holding Company or its subsidiaries. Such individuals may be granted more than one option under the Option Plan.

     Since its adoption by the Board of Directors, the following incentive stock options have been granted under the Option Plan. All such options were granted effective as of the date the Holding Company's shareholders approve the Option Plan, have an option price per share equal to the average between the high and low sales prices for a share of the Holding Company's Common Stock ("Market Value") on that date, and have ten-year terms. These options become fully exercisable six months after date of grant. Such grants of incentive stock options are as follows:

                                                         Shares Subject
        Optionee                                           To Options
    --------------------                                 --------------
    Kurt J. Meier                                            5,000
    All other executive officers as a group
        (2 persons)                                         10,000
    All other employees as a group (12 persons)             13,300
                                                            ------
        Total                                               28,300
                                                            ======

     In addition, pursuant to the terms of the Option Plan, non-qualified stock options were granted to the five directors of the Holding Company who are not employees of the Holding Company or its subsidiaries ("Outside Directors"). These options for such Outside Directors were granted effective as of the date the Holding Company's shareholders approve the Option Plan, and are each non-qualified stock options to purchase 1,500 shares of the Holding Company Common Stock at the Market Value of such shares on such date. The terms of these options end ten years and one day following the date of grant and become exercisable six months after date of grant. At September 3, 1997, the last sale price for a share of the Holding Company's Common Stock was $16 7/16 per share.

Terms of the Options

     Stock Option Price. The price to be paid for shares of Common Stock upon the exercise of each incentive stock option shall not be less than the fair market value of such shares on the date on which the option is granted. However, the Committee does have the discretion to award non-qualified stock options to eligible employees and directors of the Holding Company or of its subsidiaries at a price no less than 85% of the fair market value of the Common Stock on the date the option is granted. Incentive stock options granted to holders of more than 10% of the combined voting power of all classes of stock of the Holding Company may be granted at an option price no less than 110% of the fair market value of the stock on the date of grant.

     Option Term. No option may have a term longer than ten years and one day from the date grant. However, under the Internal Revenue Code of 1986, as amended (the "Code"), incentive stock options may not have terms in excess of ten years. Incentive stock options granted to holders of more than 10% of the combined voting power of all classes of stock of the Holding Company may not have terms in excess of five years.

     Exercise of Option. The option price of each share of stock is to be paid in full in cash at the time of exercise. Under certain circumstances, the Option Plan permits optionees to deliver a notice to their broker to deliver to the Holding Company the total option price in cash and the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligation of the Holding Company. Beginning on July 1, 1999, payment of the option price may also be effected by tendering whole shares of the Holding Company's Common Stock owned by the Optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. Options may be exercisable in full at any time during their term or in such installments, on a cumulative basis, as the Stock Compensation Committee may determine, except that no option may be exercised at any time as to fewer than 100 shares unless the exercise is with respect to an entire residue of fewer than 100 shares, and no option may be exercised during the first six months of its term.

     Exercise of Options by Other than Outside Directors. Except as provided below, upon termination of an optionholder's employment by the Holding Company and its subsidiaries, all rights under any options granted to him but not yet exercised terminate. In the event that an optionee retires pursuant to any then existing pension plan of the Holding Company or its subsidiaries, his option may be exercised by him in whole or in part within three years after his retirement until the expiration of the option term fixed by the Committee, whether or not the option was otherwise exercisable by him at his date of retirement; provided, however, that if he remains a director or director emeritus of the Holding Company he may exercise such option until the later of (a) three years after his retirement or (b) six months after he ceases to be a director or director emeritus of the Holding Company. If an optionee's employment by the Holding Company and its subsidiaries terminates by reason of permanent and total disability, his option may be exercised by him in whole or in part within one year after such termination of employment, whether or not the option was otherwise exercisable by him at the time of such termination of employment. If the optionee dies while employed by the Holding Company or its subsidiaries, within three years after his retirement (or, if later, six months following his termination of service as a director or director emeritus of the Holding Company), or within one year after his termination of employment because of permanent and total disability, his option may be exercised by his estate or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution at any time within one year after the date of such death, whether or not the option was otherwise exercisable by the optionee at the date of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Stock Compensation Committee.

     Exercise of Options by Outside Directors. Options granted to Outside Directors terminate six months after the date such Outside Director ceases to be a director and director emeritus of the Holding Company for any reason. If an optionee who is an Outside Director ceases to be a director and a director emeritus by reason of disability, any option granted to him may be exercised in whole or in part within one year of such termination of service, whether or not the option was otherwise exercisable by him at the time of such termination of service. In the event of the death of an Outside Director while serving as a director or director emeritus of the Holding Company, within six months after he ceases to be a director and a director emeritus of the Holding Company, or within one year after he ceases to be a director and a director emeritus of the Holding Company by reason of disability, any option granted to him may be exercised by his estate or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution at any time within one year after the date of such death, whether or not the option was exercisable by the optionee at the date of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Stock Compensation Committee.

     Nontransferability of Option. Options may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of an optionee, they may be exercised only by him or his guardian or legal representative.

     Maximum Incentive Stock Options. The aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under the Option Plan may not exceed $100,000. For purposes of these computations, the fair market value of the shares is to be determined as of the date the option is granted and computed in the manner determined by the Stock Compensation Committee consistent with the requirements of the Code. This limitation does not apply to non-qualified stock options granted under the Option Plan.

     Cash Awards. The Stock Compensation Committee may grant to optionees who are granted non-qualified stock options the right to receive a cash amount which is intended to reimburse the optionee for all or a portion of the federal, state and local income taxes imposed upon the optionee as a result of the exercise of a non-qualified stock option and the receipt of a cash award.

     Replacement and Extension of the Terms of Options and Cash Awards. The Stock Compensation Committee from time to time may permit an optionee under the Option Plan or any other stock option plan adopted by the Holding Company or any of its subsidiaries, to surrender for cancellation any unexercised outstanding stock option and receive from the optionee's employing corporation in exchange therefor an option for such number of shares of Common Stock as may be designated by the Stock Compensation Committee. Such optionees may also be granted related cash awards.

     Change of Control. In the event of a change of control of the Holding Company, and subject to certain limitations set forth in the Option Plan, outstanding options which are not otherwise exercisable will become immediately exercisable. Change of control, for this purpose, means an acquisition of control of the Holding Company or the Bank as defined in regulations issued by the Board of Governors of the Federal Reserve System under the Change in Bank Control Act and the Bank Holding Company Act. This provision could result in adverse tax consequences to the Holding Company and to the optionee as a result of the golden parachute provisions in the Code. Under the golden parachute provisions, compensatory payments made by the Holding Company to an employee following a change in control which are contingent on a change in control and which exceed certain limits based on the average annual compensation of the employee for the five calendar years before the change in control are not deductible by the Holding Company and would subject the optionee to a 20% excise tax. The value of any option which would become immediately exercisable following a change in control (the spread between the then fair market value of the option shares and the option price) could be deemed to be a compensatory payment contingent on a change in control, and, thus, if such amount, when added to any other payments made by the Holding Company to the employee which are contingent on a change in control, would exceed the limits described above, the excess amounts would be non-deductible and subject to the excise tax.

     The effect of this change of control provision which, under certain circumstances, could accelerate benefits to optionholders may be to increase the cost of a potential business combination or acquisition of control of the Holding Company. To the extent that this increased cost is significant, potential acquirors may be deterred from pursuing a transaction involving the Holding Company, and its shareholders may be deprived of an opportunity to sell their shares at a favorable price. However, the options which have been granted to date under the Option Plan are fully exercisable within six months following the date of the grant, so the change of control provision described above is not expected to have a significant deterrent effect. Moreover, to the extent this provision could operate to accelerate benefits under stock options awarded in the future, the Board of Directors believes that the expected benefits of these provisions in attracting and retaining qualified management personnel outweigh these possible disadvantages.

Other Provisions

     The Stock Compensation Committee may provide for such other terms, provisions and conditions of an option as are not inconsistent with the Option Plan. The Stock Compensation Committee may also prescribe, and amend, waive and rescind rules and regulations relating to the Option Plan, may accelerate the vesting of stock options or cash awards granted or made under the Option Plan, may make amendments or modifications in the terms and conditions (including exercisability) of the options relating to the effect of termination of employment of the optionees, and may waive any restrictions or conditions applicable to any option or the exercise thereof.

Amendment and Termination

     The Board of Directors of the Holding Company may amend the Option Plan from time to time, and, with the consent of the optionee, the terms and provisions of his option or cash award, provided, however, that (1) no amendment may, without the consent of an optionee, make any changes in any outstanding option or cash award which would adversely affect the rights of the optionee and
(2) without approval of the holders of at least a majority of the shares of the Holding Company voting in person or by proxy at a duly constituted meeting, or adjournment thereof, the following changes in the Option Plan may not be made: an increase in the number of shares reserved for issuance under the Option Plan (except as permitted by the antidilutive provisions in the Option Plan); an extension of the option terms to more than 10 years and one day from the date of grant of the option; or a material modification of the class of employees eligible to receive options or cash awards under the Option Plan. The Board of Directors of the Holding Company may terminate the Option Plan at any time. In any event, no incentive stock options may be granted under the Stock Option Plan after July 22, 2007.

Federal Income Tax Consequences

     The grant of incentive and non-qualified stock options will have no federal tax consequences to the Holding Company or the optionee. Moreover, if an incentive stock option is exercised (a) while the employee is employed by the Holding Company or its subsidiaries, (b) within three months after the optionee ceases to be an employee of the Holding Company or its subsidiaries, (c) after the optionee's death, or (d) within one year after the optionee ceases to be an employee of the Holding Company or its subsidiaries if the optionee's employment is terminated because of permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), the exercise of the incentive stock option will ordinarily have no federal income tax consequences to the Holding Company or the optionee. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price of the option will, along with other specified items, be considered taxable income in the taxable year of the optionee in which the option was exercised for purposes of determining the applicability of the alternative minimum tax. As a result, the exercise of an incentive stock option may subject an optionee to an alternative minimum tax depending on that optionee's particular circumstances.

     On the other hand, the recipient of a non-qualified stock option generally will realize taxable ordinary income at the time of exercise of his option in an amount equal to the excess of the fair market value of the shares acquired at the time of such exercise over the option price. A like amount is generally deductible by the Holding Company for federal income tax purposes as of that date, as long as the Holding Company withholds federal income tax with respect to that taxable amount, assuming the optionholder's income is subject to income tax withholding by the Holding Company. The Option Plan permits, under certain circumstances, holders of non-qualified stock options (other than Outside Directors) to satisfy their withholding obligation by having shares equal in value to the applicable withholding taxes withheld from the shares which they would otherwise receive upon the exercise of a non-qualified stock option.

     Upon the sale of the shares acquired upon the exercise of an incentive stock option no sooner than two years after the grant of the option and no sooner than one year after receipt of the shares by the optionee, any capital gain recognized would be taxed to the optionee at long-term or mid-term rates. Upon the sale of shares acquired upon the exercise of an incentive stock option prior to two years after the grant of an option or prior to one year after receipt of the shares by the optionee, the optionee will generally recognize, in the year of disposition, ordinary income equal to the lesser of (a) the spread between the fair market value of the shares on the date of exercise and the exercise price; and (b) the gain realized upon the disposition of those shares. The Holding Company will be entitled to a deduction equal to the amount of income recognized as ordinary income by the optionee, so long as the Holding Company withholds federal income tax with respect to that taxable amount (assuming the optionholder's income is subject to income tax withholding by the Holding Company). If the spread is the basis for determining the amount of ordinary income realized by the optionee, there will be additional long-term, mid-term or short-term capital gain realized if the proceeds of such sale exceed such spread.

     Upon the subsequent sale of shares acquired upon exercise of a non-qualified stock option, the optionholder will recognize long-term capital gain or loss if the shares are deemed to have been held for more than 18 months, mid-term capital gain or loss if the shares have been held for more than 12 months but less than 18 months, and short-term capital gain or loss in all other cases. Currently, long-term capital gains for noncorporate taxpayers are generally taxed at a maximum rate of 20% and mid-term capital gains for noncorporate taxpayers are generally taxed at a maximum rate of 28%. Short-term capital gains are taxed at the same rates as ordinary income.

Financial Accounting Consequences

     At this time, neither the grant of incentive or non-qualified stock options nor the issuance of shares upon exercise of such options will result in a compensation expense charge to the Holding Company's earnings for financial accounting purposes, except that for non-qualified stock options, earnings will be charged with the excess, if any, of the fair market value on the date of grant over the exercise price of the option shares. Option proceeds from the exercise of these options and tax savings from non-qualified stock options (other than tax savings resulting from charges to earnings made when the exercise price is less than fair market value of the option shares on the date of grant) are credited to capital. The Financial Accounting Standards Board (the "FASB") has adopted rules that require increased disclosure about the value of stock options in financial statements for the Holding Company, including their impact on earnings.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE AND RATIFY THE OPTION PLAN. SUCH ACTION REQUIRES THE APPROVAL OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF THE HOLDING COMPANY'S COMMON STOCK VOTING IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF. ABSTENTIONS WILL BE INCLUDED IN THE NUMBER OF SHARES PRESENT AND ENTITLED TO VOTE ON THE PROPOSAL AND ACCORDINGLY TREATED AS "NO" VOTES, BUT BROKER NON-VOTES WILL BE EXCLUDED FROM THE NUMBER OF SHARES PRESENT AND ENTITLED TO VOTE ON THE PROPOSAL AND WILL HAVE NO EFFECT ON THE VOTE.

                    PROPOSAL III -- RATIFICATION OF AUDITORS

     The Board of Directors proposes for the ratification of the shareholders at the Annual Meeting the appointment of Geo. S. Olive & Co., LLC, certified public accountants, as independent auditors for the fiscal year ended June 30, 1998. Geo. S. Olive & Co., LLC has served as auditors for the Bank since 1989. A representative of Geo. S. Olive & Co., LLC will be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), requires that the Holding Company's officers and directors and persons who own more than 10% of the Holding Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Holding Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Holding Company believes that during the fiscal year ended June 30, 1997, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to
Section 16(a) of the 1934 Act were satisfied in a timely manner.

                              SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Holding Company must be received at the main office of the Holding Company for inclusion in the proxy statement no later than 120 days in advance of September 11, 1998. Any such proposal should be sent to the attention of the Secretary of the Holding Company at 279 East Morgan Street, Spencer, Indiana 47460.
                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Holding Company. The Holding Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Holding Company may solicit proxies personally or by telephone without additional compensation.

     Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed envelope.

                                             By Order of the Board of Directors



                                             /s/ Kurt J. Meier
                                             Kurt J. Meier, President

  September 11, 1997

REVOCABLE PROXY               HOME FINANCIAL BANCORP
                         Annual Meeting of Shareholders
                                October 14, 1997

   The undersigned hereby appoints Kurt D. Rosenberger and Jack Childers, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Home Financial Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Canyon Inn, Sycamore Room, McCormicks Creek State Park, State Highway 46, Spencer, Indiana, on Tuesday, October 14, 1997, at 3:00 p.m., and at any and all adjournments thereof, as follows:

1.   The election as directors of all nominees listed below, except as marked to
     the contrary    [ ]    FOR      [ ]     VOTE WITHHELD

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below:

          John T. Gillaspy                            Robert W. Raper
                          (each for a three year term)

2.   Approval and Ratification of the Home Financial Bancorp Stock Option Plan.

           [ ]    FOR      [ ] AGAINST   [ ]   ABSTAIN

4. Ratification of the appointment of Geo S. Olive & Co. LLC as auditors for the year ending June 30, 1998.

           [ ]    FOR      [ ] AGAINST   [ ]   ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.


The Board of Directors  recommends a vote "FOR" each of the listed propositions.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from Home Financial Bancorp, prior to the execution of this Proxy, of a Notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
                                                  ______________________, 199___



                            -------------------------  -------------------------
                            Print Name of Shareholder  Print Name of Shareholder


                            -------------------------  -------------------------
                            Signature of Shareholder   Signature of Shareholder

                            Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.